Labor Contract

This labor contract is based on the People’s Republic China’s labor law and labor contract law and other related laws and regulations.

Employer: China Ginseng Holdings Inc

Employer’s address: 1208A Jiyu Bldg. 1420 Jie Fang Da Road, Changchun City, Jilin, China

Legal Representative: Liu Chang Zhen

Employee: Zhang, Yindong

Gender: Male

Employee’s ID Number: 220102196708053375

Employee’s address:  703 Dongfeng St, Luyuan District, Changchun City, Jilin, China

I. Contract Period & Probation Period

Both parties agree to choose (1)   for the employment terms:

1.	Fixed contract period: From March 20, 2009 to March 20. 2012
2.	No fixed contract period: From___________________
3.	By Project : From _______________to completion

Both parties agree the probationary Period: From March 20, 2009 to June 20, 2009

II Job Description & Job Location

President

III Working Hours & Time Off

Both parties agree to choose (1) for working hours
1.	Standard full time
2.	Non Standard hours
3.	Combined hours

IV Remuneration

By consensus, both parties confirm the probation wage is $1,463.70 a month, after probation is $1,463.70 a month. Payment should be in monetary form and full payment of the monthly wages shall be delivered by the _the last__ day of the month. Employer shall not unjustifiably deduct or delay in paying the wages. The monthly wage shall not less than the minimum wage implemented by the city.

V Social Insurance and Labor benefits

In accordance with central government, state, provincial and municipal policies and regulations

VI Labor conditions and labor protection against occupational hazards

In accordance with central government, state and provincial requirements relating to the implementation of occupational safety and health

VII Termination & Renew of the Labor Contract

Both parties observe the central government, state and provincial regulations regarding the termination of the labor contract.  Unless the violation is expressly stipulated by state, either party in violation of the contract will be subject to the payment of appropriate compensation for breach of contract.

This contract is effective from the date signed by both parties,

Employer: China Ginseng Holdings, Inc.

Legal Representative: Liu Chang Zhen	Date: March 20, 2009

Employee: Zhang, Yingdong	Date: March 20, 2009

Governing Authority: Changchun City Employment Service (with seal)
March 25, 2009